                                                                    EXHIBIT 23.1

                              ARTHUR ANDERSEN LLP

                          CONSENT TO USE OF REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     As independent certified public accountants, we hereby consent to the use of our report, and to all references to our firm, included in or made a part of Registration Statement No. 333-63137.


ARTHUR ANDERSEN LLP

Tampa, Florida

September 22, 1998